Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-262557

Pricing Supplement dated April 28, 2022 to the Product Supplement MLN-EI-1 dated March 4, 2022 and Prospectus dated March 4, 2022

The Toronto-Dominion Bank
$4,543,000
Market Linked Securities - Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the S&P 500® Index due November 3, 2023

The Toronto-Dominion Bank (“TD” or “we”) has offered the Market Linked Securities – Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside (the “Securities”) linked to the S&P 500® Index (the “Reference Asset”) described below.
If the Closing Level of the Reference Asset increases from the Initial Level to the Final Level, at maturity, investors will receive the Principal Amount plus a positive return reflecting 125% leveraged participation in the positive return of the Reference Asset, subject to a Maximum Return at maturity of 16.50%. If the Percentage Change (as defined below) of the Reference Asset is below -7.50% (the Final Level is less than the Initial Level by more than 7.50%), you will lose 1% of the Principal Amount of your Securities for every 1% that the Percentage Change falls below -7.50% and, accordingly, you may lose up to 92.50% of your investment in the Securities. Any payments on the Securities are subject to our credit risk. The Securities do not bear interest.
The amount that you will be paid on your Securities at maturity will be based on the percentage increase or decrease in the Final Level (the Closing Level of the Reference Asset on the Valuation Date) from the Initial Level, which we refer to as the Percentage Change. The Percentage Change may reflect a positive return (based on any increase in the level of the Reference Asset from the Initial Level to the Final Level) or a negative return (based on any decrease in the level of the Reference Asset from the Initial Level to the Final Level). At maturity, for each $1,000 Principal Amount of your Securities
●            if the Final Level is greater than the Initial Level (the Percentage Change is positive), you will receive an amount in cash equal to:
$1,000 + [$1,000 × the lesser of (i) (Percentage Change × 125%) and (ii) the Maximum Return]
●           if the Final Level is equal to or less than the Initial Level but not by more than 7.50% (the Percentage Change is zero or negative but not below −7.50%), you will receive an amount in cash equal to:
$1,000; or
●          if the Final Level is less than the Initial Level by more than 7.50% (the Percentage Change is negative and below −7.50%), you will receive less than $1,000 and have 1-to-1 downside exposure to the portion of such decrease in the level of the Reference Asset that exceeds 7.50%. In this case, you will receive an amount in cash equal to:
$1,000 + [$1,000 × (Percentage Change + 7.50%)]
You could lose up to 92.50% of your investment in the Securities. A percentage decrease of more than 7.50% between the Initial Level and the Final Level will reduce the payment you will receive at maturity below the Principal Amount of your Securities.
The Securities are unsecured and are not savings accounts or insured deposits of a bank. The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
The Payment at Maturity will be greater than the Principal Amount only if the Percentage Change is positive. The Securities do not guarantee the return of the Principal Amount and if the Final Level is less than the Buffer Level, investors may lose up to 92.50% of their investment in the Securities. Any payments on the Securities are subject to our credit risk.

The Securities have complex features and investing in the Securities involves a number of risks. See “Additional Risk Factors” beginning on page P-8 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-7 of the product supplement MLN-EI-1 dated March 4, 2022 (the “product supplement”) and “Risk Factors” on page 1 of the prospectus dated March 4, 2022 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Securities in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of the Securities at the time the terms of your Securities were set on the Pricing Date was $958.80 per Security, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-9 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is less than the public offering price of the Securities.

	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Security	$1,000.00	$24.75	$975.25
Total	$4,543,000.00	$112,439.25	$4,430,560.75
1 Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Securities in these accounts may have been as low as $975.25 (97.525%) per Security.
2 The Agents will receive a commission of $24.75 (2.475%) per Security and will use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the Securities. The Agents may resell the Securities to other securities dealers at the Principal Amount less a concession not in excess of $15.00 (1.50%) per Security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. TD will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. In respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” herein.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-1

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product supplement and the prospectus.
Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities, Series E
Type of Security:	Market Linked Securities - Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside
Term:	Approximately 1.5 years
Reference Asset:	S&P 500® Index (Bloomberg Ticker: SPX, “SPX”)
CUSIP / ISIN:	89114VB63 / US89114VB635
Agents:
TDS and Wells Fargo Securities. The Agents will receive a commission of $24.75 and may resell the Securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $15.00 per Security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities may pay $0.75 per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof.
Principal Amount:	$1,000 per Security
Pricing Date:	April 28, 2022
Issue Date:
May 3, 2022, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (“T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two Business Days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three Business Days (“T+3”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Valuation Date:	October 27, 2023, subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.
Maturity Date:
November 3, 2023 (scheduled to be 5 Business Days following the Valuation Date), or if such day is not a Business Day, the next succeeding Business Day, subject to postponement as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-2

Payment at Maturity:
If the Final Level is greater than the Initial Level (the Percentage Change is positive), on the Maturity Date, we will pay a cash payment per Security equal to:
Principal Amount + [Principal Amount × the lesser of (i) (Percentage Change x Leverage Factor) and (ii) the Maximum Return].
If the Final Level is equal to or less than the Initial Level, but greater than or equal to the Buffer Level (the Percentage Change is zero or negative but not below −7.50%), we will pay a cash payment per Security equal to:
Principal Amount of $1,000.
If the Final Level is less than the Buffer Level (the Percentage Change is negative and below −7.50%), we will pay a cash payment per Security equal to:
Principal Amount + [Principal Amount × (Percentage Change + Buffer Percentage)].
If the Final Level is less than the Buffer Level, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level is less than the Initial Level by more than 7.50%, and may lose up to 92.50% of the Principal Amount. Any payments on the Securities are subject to our credit risk.
All amounts used in or resulting from any calculation relating to the Payment at Maturity will be rounded upward or downward as appropriate, to the nearest cent.

Leverage Factor:	125%
Maximum Return:	16.50% of the Principal Amount. As a result of the Maximum Return, the maximum Payment at Maturity is $1,165.00 per Security.
Percentage Change:	(Final Level – Initial Level) / Initial Level, expressed as a percentage
Initial Level:	4,287.50, which is the Closing Level of the Reference Asset on the Pricing Date
Final Level:	The Closing Level of the Reference Asset on the Valuation Date
Buffer Level:	3,965.9375, which is 92.50% of the Initial Level (equal to the Initial Level multiplied by the difference of 100.00% minus the Buffer Percentage).
Buffer Percentage:	7.50%
Closing Level:
The Closing Level of the Reference Asset will be the official closing level of the Reference Asset or any successor index (as defined in the accompanying product supplement) published by the Index Sponsor (as defined in the accompanying product supplement) on any trading day for the Reference Asset.

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Trading Day:
For purposes of the Securities, the definition of “trading day” set forth in the product supplement is superseded. For purposes of the Securities, a “trading day” means a day, as determined by the Calculation Agent, on which (i) the relevant stock exchanges with respect to each security underlying the Reference Asset are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying the Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “related futures or options exchange” for the Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-3

U.S. Tax Treatment:
By purchasing the Securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes, with respect to the Reference Asset. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:	Please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the Securities.
Calculation Agent:	TD
Listing:	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
Change in Law Event:	Not applicable, notwithstanding anything to the contrary in the accompanying product supplement.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-4

Investor Considerations
We have designed the Securities for investors who:
◾	can tolerate a loss of up to 92.50% of their initial investment;
◾
seek 125% leveraged exposure to a limited range of upside performance of the Reference Asset if the Final Level is greater than the Initial Level, subject to the Maximum Return at maturity of 16.50% of the Principal Amount;

◾	understand that their exposure to the upside performance of the Reference Asset is capped by the Maximum Return;
◾	understand that if the Final Level is less than the Initial Level by more than 7.50%, they will lose some, and possibly up to 92.50%, of the Principal Amount;
◾	do not seek current income from the Securities and are willing to forgo dividends paid on the securities comprising the Reference Asset (the “Reference Asset Constituents”);
◾	are willing to accept the credit risk of TD;
◾	seek exposure to the Reference Asset generally and the Reference Asset Constituents specifically; and
◾	are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be a suitable investment for, investors who:
◾	seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
◾	cannot tolerate a loss of up to 92.50% of their initial investment;
◾
seek full return of the Principal Amount at maturity or are unwilling to accept the risk of 1-to-1 downside exposure to the portion of any decrease in the Reference Asset from the Initial Level to the Final Level that exceeds 7.50%;

◾	seek uncapped exposure to the upside performance of the Reference Asset or are unwilling to invest based on the Maximum Return;
◾	are unwilling to accept the risk that the Closing Level of the Reference Asset may decrease by more than 7.50% from the Initial Level to the Final Level;
◾	are unwilling to purchase securities with an estimated value that, as of the Pricing Date, is lower than the public offering price;
◾	seek current income from their investment or prefer to receive dividends paid on the Reference Asset Constituents;
◾	seek exposure to the Reference Asset but are unwilling to accept the risk/return trade-offs inherent in the Payment at Maturity for the Securities;
◾	are unwilling to accept the credit risk of TD;
◾	do not seek exposure to the Reference Asset generally or the Reference Asset Constituents specifically; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-5

Additional Terms of Your Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-EI-1 (the “product supplement”), relating to our Senior Debt Securities, Series E, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The Securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000119312522066245/d203088d424b3.htm

◾	Product Supplement MLN-EI-1 dated March 4, 2022:
http://www.sec.gov/Archives/edgar/data/947263/000114036122008011/brhc10034639_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
Market Disruption Events. For purposes of the Securities, the definition of “market disruption event” and the postponement provisions set forth in the product supplement are superseded. For purposes of the Securities, a “market disruption event” with respect to the Reference Asset means, any of the following events as determined by the Calculation Agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Reference Asset or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Reference Asset or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Reference Asset or any successor index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Reference Asset or successor index or any related futures or options exchange fails to open for trading during its regular trading session.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-6

For purposes of determining whether a market disruption event has occurred:
(1)
the relevant percentage contribution of a security to the level of the Reference Asset or any successor index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Reference Asset or successor index, in each case immediately before the occurrence of the market disruption event;

(2)
the “close of trading” on any trading day for the Reference Asset or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Reference Asset or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Reference Asset or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Reference Asset or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Reference Asset or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for the Reference Asset or any successor index on which each relevant stock exchange for the securities underlying the Reference Asset or any successor index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

For purposes of the Securities, the provisions set forth under “Valuation Date(s)” on page PS-21 of the accompanying product supplement are superseded. Notwithstanding anything to the contrary in the accompanying product supplement, the Valuation Date is subject to postponement as set forth herein.
If the originally scheduled Valuation Date is not a trading day, the Valuation Date will be postponed to the next succeeding trading day. If a market disruption event occurs or is continuing on the Valuation Date, then the Valuation Date will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled Valuation Date, that eighth trading day shall be deemed to be the Valuation Date. If the Valuation Date has been postponed eight trading days after the originally scheduled Valuation Date and a market disruption event occurs or is continuing on such eighth trading day, the Calculation Agent will determine the closing level of the Reference Asset on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Reference Asset last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Reference Asset. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.
If the Valuation Date is postponed, the Maturity Date will be the later of (i) the originally scheduled Maturity Date and (ii) three business days after the Valuation Date as postponed.
Unavailability of the Level of the Reference Asset. In addition to the provisions set forth under “Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation” beginning on page PS-22 of the accompanying product supplement, the following provision will also apply for purposes of the Securities:
If on the Valuation Date the Index Sponsor fails to calculate and announce the level of the Reference Asset, the Calculation Agent will calculate a substitute closing level of the Reference Asset in accordance with the formula for and method of calculating the Reference Asset last in effect prior to the failure, but using only those securities that comprised the Reference Asset immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” above shall apply in lieu of the foregoing.
Change in Law Event. Notwithstanding anything to the contrary in the accompanying product supplement, the provisions relating to a “change in law event” shall not be applicable to the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-7

Additional Risk Factors
The Securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Securities. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Securities are suited to your particular circumstances. Accordingly, investors should consult their investment, legal, tax, accounting and other advisors as to the risks concerning an investment in the Securities and the suitability of the Securities in light of their particular circumstances.
Risks Relating to Return Characteristics
Principal at Risk.
The Securities do not guarantee the return of the Principal Amount and investors may lose up to 92.50% of their entire investment in the Securities if there is a decline in the level of the Reference Asset by more than 7.50% from the Pricing Date to the Valuation Date. Specifically, if the Final Level is less than the Buffer Level, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level is less than the Initial Level by more than 7.50%, and may lose up to 92.50% of the Principal Amount.
The Downside Market Exposure to the Reference Asset is Buffered Only at Maturity.
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Reference Asset at such time is greater than or equal to the Buffer Level.
Your Potential Return is Limited to The Maximum Return and May Be Less Than the Return on a Hypothetical Direct Investment in the Reference Asset.
The opportunity to participate in the possible increases in the level of the Reference Asset through an investment in the Securities will be limited because any positive return on the Securities will not exceed the Maximum Return. Accordingly, your return on the Securities may be less than your return would be if you made an investment in a security directly linked to the performance of the Reference Asset or made a hypothetical investment in the Reference Asset or the Reference Asset Constituents. Furthermore, the effect of the Leverage Factor will be progressively reduced for all Final Levels exceeding the Final Level at which the Maximum Return is reached.
The Securities Do Not Pay Interest and Your Return on the Securities May Be Less Than the Return on a Conventional Debt Security of Comparable Maturity.
There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having a comparable maturity. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional, interest -bearing senior debt security of TD.
The Payment at Maturity Is Not Linked to the Level of the Reference Asset at Any Time Other than the Valuation Date.
The Payment at Maturity on the Securities will be based only on the Final Level, which will be the Closing Level of the Reference Asset on the Valuation Date (subject to adjustment as described elsewhere in this pricing supplement). Even if the level of the Reference Asset appreciates prior to the Valuation Date but then declines by the Valuation Date, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the level of the Reference Asset on one or more dates prior to such decline. Although the Closing Level of the Reference Asset at other times during the term of the Securities may be higher than the Final Level, the Payment at Maturity will be based solely on the Closing Level of the Reference Asset on the Valuation Date as compared to the Initial Level.
Risks Relating to Characteristics of the Reference Asset
There Are Market Risks Associated with the Reference Asset.
The level of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset, the Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituent Issuers and, therefore, the Reference Asset. You, as an investor in the Securities, should make your own investigation into the Reference Asset. For additional information, see “Information Regarding the Reference Asset” herein.
The Reference Asset Reflects Price Return, Not Total Return, and You Will Not Have Any Rights to the Reference Asset Constituents.
The return on your Securities is based on the performance of the Reference Asset, which reflects the changes in the market prices of the Reference Asset Constituents. The Reference Asset is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the Reference Asset Constituents. Additionally, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Asset Constituents would have.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-8

We Have No Affiliation with the Index Sponsor and Will Not Be Responsible for Any Actions Taken by the Index Sponsor.
The Index Sponsor is not an affiliate of ours or will be involved in any offerings of the Securities in any way. Consequently, we have no control of any actions of the Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust the payment to you at maturity. Thus, the Index Sponsor does not have any obligation of any sort with respect to the Securities. Thus, the Index Sponsor has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the Reference Asset and, therefore, the market value of, and any amounts payable on, the Securities. Except pursuant to any license agreement with the Index Sponsor and specified in “Information Regarding the Reference Asset” below, none of the proceeds from the issuance of the Securities will be delivered to the Index Sponsor.
Past Performance of the Reference Asset Performance is Not Indicative of Future Performance of the Reference Asset.
The actual performance of the Reference Asset over the term of the Securities, as well as the Payment at Maturity, may bear little relation to the historical closing levels of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Asset.
Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Securities Is Less Than the Public Offering Price of Your Securities.
The estimated value of your Securities is less than the public offering price of your Securities. The difference between the public offering price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.
The estimated value of your Securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.
The Estimated Value of the Securities Is Based on Our Internal Pricing Models; Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Securities and May Be Less Than the Estimated Value of Your Securities.
The estimated value of the Securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the public offering price of your Securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

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The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market May Not Be Indicative of Future Prices of Your Securities.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market (if the Agents make a market in the Securities, which they are not obligated to do) may exceed the estimated value of the Securities on the Pricing Date, as well as the secondary market value of the Securities, for a temporary period after the Pricing Date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.
The Agent Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the Securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.
There May Not Be an Active Trading Market for the Securities — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the Securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.
If you sell your Securities before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the level of the Reference Asset, and as a result, you may suffer substantial losses.
If the Level of the Reference Asset Changes, the Market Value of Your Securities May Not Change in the Same Manner.
Your Securities may trade quite differently from the performance of the Reference Asset. Changes in the level of the Reference Asset may not result in a comparable change in the market value of your Securities. Even if the level of the Reference Asset increases above the Initial Level during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.
Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the Payment at Maturity on the Securities. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For Example, the Calculation Agent may have to determine whether a market disruption event affecting the Reference Asset has occurred, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the Payment at Maturity on the Securities, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.
The Valuation Date and the Maturity Date are Subject to Market Disruption Events and Postponement.
The Valuation Date, and therefore the Maturity Date, are subject to postponement in the case of a market disruption event or a non-trading day as described herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Additional Terms of Your Securities – Market Disruption Events” in this pricing supplement.

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Trading and Business Activities by TD or its Affiliates May Adversely Affect the Market Value of, and Any Amount Payable on, the Securities.
We, the Agents and our respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the Reference Asset or the Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing assets at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or one or more Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the Agents and our respective affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ and our affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the Agents or our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us or one or more of our affiliates or the Agents or their affiliates may affect the price of the Reference Asset or one or more Reference Asset Constituents and, therefore, the market value of the Securities and the Payment at Maturity.
Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Securities.
Although the return on the Securities will be based on the performance of the Reference Asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities on the Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Securities Are Uncertain.
Significant aspects of the U.S. federal income tax treatment of the Securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the Securities.
For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion in the product supplement under “Supplemental Discussion of Canadian Tax Consequences.”
If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

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Hypothetical Payout Profile
The following graph illustrates the potential payment on the Securities for a range of hypothetical Percentage Changes in the Closing Level of the Reference Asset from the Pricing Date to the Valuation Date. The profile is based on a Leverage Factor of 125.00%, a Buffer Percentage of 7.50% (the Buffer Level is 92.50% of the Initial Level) and a Maximum Return of 16.50% of the Principal Amount, and assumes that a holder purchased each Security at the public offering price of $1,000, held the Securities until the Maturity Date and that no market disruption event occurs on the Valuation Date. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) the actual Final Level of the Reference Asset; and (ii) whether you hold your Securities to maturity.

Hypothetical Payout Profile
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
Security Return %
125% of Percentage Change, to Maximum Return
Buffered downside exposure
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Percentage Change %
Percentage Change
Security Return
Maximum Return

The graph above represents a hypothetical payout profile for the Securities. The 45 degree dotted line represents the hypothetical Percentage Change of the Reference Asset and the solid green line represents the hypothetical return on the Securities for a given Percentage Change in the Reference Asset.

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Hypothetical Returns
The following table show the hypothetical return profile for the Securities, based on a hypothetical Initial Level of 100.00, a Leverage Factor of 125.00%, a Buffer Percentage of 7.50% (the Buffer Level is 92.50% of the Initial Level) and a Maximum Return of 16.50% of the Principal Amount, and assumes that a holder purchased each Security at the public offering price of $1,000, held the Securities until the Maturity Date and that no market disruption event occurs on the Valuation Date. The returns and losses illustrated in the following table are not estimates or forecasts of the Percentage Change or the return or loss on the Securities. Neither TD nor either Agent is predicting or guaranteeing any gain or particular return on the Securities.
Hypothetical Final Level	Hypothetical Percentage Change	Hypothetical Payment at Maturity ($)	Hypothetical Return on Securities[2] (%)
140.00	40.00%	$1,165.00	16.50%
130.00	30.00%	$1,165.00	16.50%
120.00	20.00%	$1,165.00	16.50%
113.20	13.20%	$1,165.00	16.50%
112.00	12.00%	$1,150.00	15.00%
108.00	10.00%	$1,100.00	10.00%
104.00	4.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
97.00	-3.00%	$1,000.00	0.00%
93.00	-7.00%	$1,000.00	0.00%
92.50	-7.50%	$1,000.00	0.00%
90.00	-10.00%	$975.00	-2.50%
80.00	-20.00%	$875.00	-12.50%
70.00	-30.00%	$775.00	-22.50%
60.00	-40.00%	$675.00	-32.50%
50.00	-50.00%	$575.00	-42.50%
30.00	-70.00%	$375.00	-62.50%
20.00	-80.00%	$275.00	-72.50%
0.00	-100.00%	$75.00	-92.50%
1 The hypothetical Initial Level of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Level. The actual Initial Level is set forth under “Summary” herein.
2 The “return” as used in this pricing supplement is the number, expressed as a percentage that results from comparing the difference between the Payment at Maturity per Security and the Principal Amount.

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Hypothetical Payment at Maturity on the Securities
The examples set out below are included for illustration purposes only and are only hypothetical examples: amounts below may have been rounded for ease of analysis. The hypothetical Percentage Changes of the Reference Asset used to illustrate the calculation of the Payment at Maturity (rounded to the nearest cent) are not estimates or forecasts of the Final Level or the level of the Reference Asset on any trading day prior to the Maturity Date throughout the term of the Securities. All examples are based on a hypothetical Initial Level of 100.00, a Leverage Factor of 125.00%, a Buffer Percentage of 7.50% (the Buffer Level is 92.50% of the Initial Level) and a Maximum Return of 16.50% of the Principal Amount, and assumes that a holder purchased each Security at the public offering price of $1,000, held the Securities until the Maturity Date and that no market disruption event occurs on the Valuation Date. The actual terms are set forth under “Summary” herein.

Example 1—	Calculation of the Payment at Maturity where the Final Level is greater than the Initial Level (the Percentage Change is positive).
	Percentage Change:	3.00%
	Payment at Maturity:	$1,000.00 + [$1,000.00 x the lesser of (i) (3.00% x 125.00%); and (ii) Maximum Return] = $1,000.00 + [$1,000.00 x the lesser of (i) 3.75% and (ii) 16.50%] = $1,000.00 + [$1,000 x 3.75%] = $1,037.50
	On a $1,000.00 investment, a 3.00% Percentage Change results in a Payment at Maturity of $1,037.50, a return of 3.75% on the Securities.

Example 2—	Calculation of the Payment at Maturity where the Final Level is greater than the Initial Level (the Percentage Change is positive) and the Payment at Maturity is subject to the Maximum Return.
	Percentage Change:	20.00%
	Payment at Maturity:	$1,000.00 + [$1,000.00 x the lesser of (i) (20.00% x 125.00%); and (ii) Maximum Return] = $1,000.00 + [$1,000.00 x the lesser of (i) 25.00% and (ii) 16.50%] = $1,000.00 + [$1,000 x 16.50%] = $1,165.00

On a $1,000.00 investment, a 20.00% Percentage Change results in a Payment at Maturity equal to $1,165.00 (the maximum Payment at Maturity), a return of 16.50% on the Securities.

In addition to limiting your return on the Securities, the Maximum Return limits the positive effect of the Leverage Factor. If the Final Level is greater than the Initial Level, you will participate in the performance of the Reference Asset at a rate of 125% up to a certain point. However, the effect of the Leverage Factor will be progressively reduced for Final Levels that are greater than 113.20% of the Initial Level (assuming a Maximum Return of 16.50% of the Principal Amount) since your return on the Securities for any Final Level greater than 113.20% of the Initial Level will be limited to the Maximum Return.

Example 3—
Calculation of the Payment at Maturity where the Final Level is less than or equal to the Initial Level, but greater than or equal to the Buffer Level (the Percentage Change is negative but the percentage decrease is less than or equal to the Buffer Percentage).

	Percentage Change:	-5.00%
	Payment at Maturity:	$1,000.00 (at maturity, if the Percentage Change is zero or negative BUT the percentage decrease is not more than the Buffer Percentage, then the Payment at Maturity will equal the Principal Amount)
	On a $1,000 investment, a -5.00% Percentage Change results in a Payment at Maturity of $1,000.00, a return of 0.00% on the Securities.

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Example 4—	Calculation of the Payment at Maturity where the Final Level is less than the Buffer Level (the Percentage Change is negative).
	Percentage Change:	-50.00%
	Payment at Maturity:	$1,000.00 + [$1,000.00 × (-50.00% + 7.50%)] = $1,000.00 - $425.00 = $575.00 = $575.00
	On a $1,000 investment, a -50.00% Percentage Change results in a Payment at Maturity of $575.00, a loss of 42.50% on the Securities.
Accordingly, if the Percentage Change is negative by more than -7.50%, meaning the percentage decline from the Initial Level to the Final Level is greater than 7.50%, we will pay you less than the full Principal Amount, resulting in a loss on your investment that is equal to the Percentage Change in excess of the Buffer Percentage. You may lose up to 92.50% of your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

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Information Regarding the Reference Asset
All disclosures contained in this document regarding the Reference Asset, including, without limitation, its make-up, method of calculation, and changes in any Reference Asset Constituents, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Index Sponsor. The Index Sponsor, owns the copyright and all other rights to the Reference Asset, has no obligation to continue to publish, and may discontinue publication of, the Reference Asset. None of the websites referenced in the Reference Asset description below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graph below sets forth the information relating to the historical performance of the Reference Asset for the period specified. We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Reference Asset. You are urged to make your own investigation into the Reference Asset.

S&P 500® Index

The S&P 500® Index (the “SPX”) includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (“NYSE”) and not all 500 companies are listed on the NYSE. The Index Sponsor, S&P Dow Jones Indices LLC, chooses companies for inclusion in the SPX with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. Although the SPX contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the SPX prior to July 31, 2017 may be represented by multiple share class lines in the SPX. The SPX is calculated, maintained and published by the Index Sponsor and is part of the S&P Dow Jones Indices family of indices. Additional information (including sectors and sector weights and top constituents) is available on the following website: spglobal.com/spdji/en/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this document or any document incorporated herein by reference.
The Index Sponsor intends for the SPX to provide a performance benchmark for the large-cap U.S. equity markets. Index additions and deletions are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the SPX that are employed by the Index Sponsor include: the company proposed for addition should have an unadjusted company market capitalization of $14.6 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the SPX relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for initial public offerings, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the SPX). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the SPX provided they meet the unadjusted company level market capitalization eligibility criteria for the SPX. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the SPX’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the SPX, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the SPX at the discretion of the S&P Index Committee if the S&P Index Committee determines that the addition could minimize turnover and enhance the representativeness of the SPX as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, OTC bulletin board issues, closed-end funds, exchange-traded funds (“ETFs”), exchange-traded notes, royalty trusts, tracking stocks, special purpose acquisition companies, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. SPX constituents are deleted from the SPX when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. SPX constituents that are delisted or moved to the pink sheets or the OTC

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bulletin board are removed, and those that experience a trading halt may be retained or removed in the Index Sponsor’s discretion. The Index Sponsor evaluates additions and deletions with a view to maintaining SPX continuity.
For constituents included in the SPX prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the SPX, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the SPX while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to SPX share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.
As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a SPX constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the SPX at the discretion of the S&P Index Committee.
Calculation of the SPX
The SPX is calculated using a base-weighted aggregative methodology. The level of the SPX on any day for which a level is published is determined by a fraction, the numerator of which is the aggregate of the market price of each SPX constituent times the number of shares of such SPX constituent, and the denominator of which is the divisor, which is described more fully below. The “market value” of any SPX constituent is the product of the market price per share of that SPX constituent times the number of the then-outstanding shares of such SPX constituent that are then included in the SPX.
The SPX is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by the Index Sponsor that is intended to maintain conformity in SPX levels over time and is adjusted for all changes in the SPX constituents’ share capital after the “base date” as described below. The level of the SPX reflects the total market value of all SPX constituents relative to the SPX’s base date of 1941-43.
In addition, the SPX is float-adjusted, meaning that the share counts used in calculating the SPX reflect only those shares available to investors rather than all of a company’s outstanding shares. The Index Sponsor seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, the Index Sponsor excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in SPX calculations.
The exclusion is accomplished by calculating an IWF for each SPX constituent that is part of the numerator of the float-adjusted index fraction described above:
IWF = (available float shares)/(total shares outstanding)
where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line. In most cases, an IWF is reported to the nearest one percentage point.
Maintenance of the SPX
In order to keep the SPX comparable over time the Index Sponsor engages in an index maintenance process. The SPX maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and

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procedures, adjusting the number of shares used to calculate the SPX, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the SPX methodology, at least once within any 12 month period, the S&P Index Committee reviews the SPX methodology to ensure the SPX continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the SPX, or investment and financial experts.
Divisor Adjustments
The two types of adjustments primarily used by the Index Sponsor are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the SPX. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected SPX constituent and consequently of altering the aggregate market value of the SPX constituents following the event. In order that the level of the SPX not be affected by the altered market value (which could be an increase or decrease) of the affected SPX constituent, the Index Sponsor generally derives a new divisor by dividing the post-event market value of the SPX constituents by the pre-event SPX level, which has the effect of reducing the SPX’s post-event level to the pre-event level.
Changes to the Number of Shares of a Constituent
The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At the Index Sponsor’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.
Accelerated Implementation Rule
1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:
(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.
In addition to the materiality threshold, public offerings must satisfy the following conditions:
•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.
For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.
2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These non-mandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.
Exception to the Accelerated Implementation Rule
For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.
All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.
Announcement Policy

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For accelerated implementation, the Index Sponsor will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.
IWF Updates
Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.
IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.
Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.
Other than the situations described above, please note that IWF changes are only made at the annual IWF review.
Share Updates
For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.
Exceptions:
Any non-fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.
Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period
A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.
Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).
During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date.

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Adjustments for Corporate Actions
There is a large range of corporate actions that may affect companies included in the SPX. Certain corporate actions require the Index Sponsor to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the level of the SPX from changing as a result of the corporate action. This helps ensure that the movement of the SPX does not reflect the corporate actions of individual companies in the SPX.
Spin-Offs
As a general policy, a spin-off security is added to the SPX on the ex-date at a price of zero (with no divisor adjustment) and will remain in the SPX for at least one trading day. The spin-off security will remain in the SPX if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the SPX, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the SPX constituents proportionately such that the relative weights of all SPX constituents are unchanged. The net change in SPX market capitalization will cause a divisor change.
Companies that are spun off from a SPX constituent do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for SPX purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the SPX if the S&P Index Committee determines it has a total market capitalization representative of the SPX. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the SPX but there are other SPX constituents that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the SPX.
Several additional types of corporate actions, and their related treatment, are listed in the table below.
Corporate Action	Treatment
SPX constituent addition/deletion
Addition
SPX constituents are added at the float market capitalization weight. The net change to the SPX market capitalization causes a divisor adjustment.
Deletion
The weights of all SPX constituents in the SPX will proportionally change. Relative weights will stay the same. The divisor will change due to the net change in the SPX market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the SPX. The change to the SPX market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the SPX market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the SPX market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the SPX does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the SPX.

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Special dividend	The stock price is adjusted by the amount of the special dividend. The net change to the SPX market capitalization causes a divisor adjustment.
Rights Offering
All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the SPX, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the SPX.
Recalculation Policy
The Index Sponsor reserves the right to recalculate and republish the SPX at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of SPX methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the SPX is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the SPX is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the SPX should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of SPX constituents, the index committee shall determine whether or not to recalculate the SPX following specified guidelines. In the event that the SPX is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.
Calculations and Pricing Disruptions
Closing levels for the SPX are calculated by the Index Sponsor based on the closing price of the individual constituents of the SPX as set by their primary exchange. Closing prices are received by the Index Sponsor from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time SPX levels are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.
If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the Index Sponsor website at spdji.com indicating any changes to the prices used in SPX calculations. In extreme circumstances, the Index Sponsor may decide to delay SPX adjustments or not publish the SPX. Real-time indices are not restated.
Unexpected Exchange Closures
An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.
To a large degree, the Index Sponsor is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. The Index Sponsor’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.
NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.
3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, the Index Sponsor also uses 3:00 PM ET as the cutoff.
If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, the Index Sponsor will take the following actions:

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Market Disruption Prior to Open of Trading:
(i)    If all exchanges indicate that trading will not open for a given day, the Index Sponsor will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.
(ii)  If exchanges indicate that trading, although delayed, will open for a given day, the Index Sponsor will begin index calculation when the exchanges open.
Market Disruption Intraday:
(i)  If exchanges indicate that trading will not resume for a given day, the SPX level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday SPX levels will continue to use the last traded composite price until the primary exchange publishes official closing prices.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by the Index Sponsor. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The S&P 500® Index is a product of the Index Sponsor and/or its affiliates and has been licensed for use by us.
The Notes are not sponsored, endorsed, sold or promoted by the Index Sponsor, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the Notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the Notes into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Notes. There is no assurance that investment products based on the S&P 500® Index will accurately track S&P 500® Index performance or provide positive investment returns. S&P and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by us, but which may be similar to and competitive with the Notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500® Index. It is possible that this trading activity will affect the value of the Notes.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2017 through April 28, 2022. The dotted line represents the Buffer Level of 3,965.9375, which is equal to 92.50% of the Closing Level of the Reference Asset on April 28, 2022.
We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of the Reference Asset on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

S&P 500® Index (SPX)

6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Securities are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
Tax Treatment to U.S. Holders. By purchasing the Securities, you agree with TD, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes with respect to the Reference Asset. If your Securities are so treated and you are a U.S. holder, as defined in the product supplement, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses may be subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – U.S. Federal Income Tax Treatment – Alternative Treatments” in the product supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

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Non-U.S. Holders. If you are a non-U.S. holder, as defined in the product supplement, subject to Section 871(m) of the Code, Section 897 of the Code and FATCA, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the Securities generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Reference Asset Constituent Issuer would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Asset Constituent Issuer as a USRPHC and the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on the terms of the Securities and our review of certain facts concerning the foregoing, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our special U.S. tax counsel’s opinion is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the Pricing Date of the Securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the Pricing Date, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset, any Reference Asset Constituent Issuer or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities. If you enter, or have entered, into other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical income, and the gross proceeds from a disposition of property of a type that can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition (because proposed Treasury regulations, which may be currently relied upon, would eliminate FATCA withholding on gross proceeds), and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

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Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to an investment in the Securities, as well as any tax consequences of the beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

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Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions
We have appointed TDS, an affiliate of TD, and Wells Fargo Securities, as the Agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, the Agents have agreed to purchase the Securities from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including WFA. The Agents may resell the Securities to other registered broker-dealers at the public offering price less a concession not in excess of $15.00 (1.50%) per Security In addition to the concession allowed to WFA, Wells Fargo Securities may pay $0.75 (0.075%) per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. The Agents or other registered broker-dealers have offered the Securities at the public offering price set forth on the cover page of this pricing supplement. Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Securities in these accounts may have been as low as $975.25 (97.525%) per Security. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliated agent of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Prohibition of Sales to European Economic Area Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (3)(e) (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The Securities may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA and the regulations made under the EUWA, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

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(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Prospectus (Amendment etc.) (EU Exit) Regulations 2019 (SI 2019/1234) (as may be amended or superseded from time to time); and

(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities so as to enable an investor to decide to purchase or subscribe for the Securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, subject to amendments made by the Packaged Retail and Insurance-based Investment Products (Amendment) (EU Exit) Regulations 2019 (SI 2019/403) (as may be amended or superseded from time to time, the “UK PRIIPs Regulation”) for offering or selling any Securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling any Securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities were determined on the Pricing Date, as indicated under “Summary” herein, based on prevailing market conditions on the Pricing Date, and are set forth in this pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to an affiliate of WFS and the amounts that an affiliate of WFS pays to us in connection with hedging your Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions” above. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value for the Securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value of the Securities is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” in this pricing supplement.

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Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the Securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated March 4, 2022 filed as an exhibit to the Current Report on Form 6-K on March 4, 2022.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the Securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Securities, the Securities will have been validly executed and issued and, to the extent validity of the Securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated February 4, 2022, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on February 4, 2022.

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